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EXHIBIT 3.3


                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                   DELIVERED 11:55 AM 01/14/2005
                                                       FILED 11:49 AM 01/14/2004
                                                       SRV 050034823-274572 FILE


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  VISIJET, INC.

         VisiJet, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

         FIRST, that the Board of Directors of the corporation duly adopted resolutions setting forth a proposed amendment to the Restated Certificate of Incorporation, declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

                  RESOLVED, that the second sentence of ARTICLE IV of the Company's Certificate of Incorporation be amended to read as follows:

                  The total number of shares of Common Stock this Corporation is authorized to issue is 100,000,000, and each such share shall have a par value of $.001, and the total number of shares of Preferred Stock this corporation is authorized to issue is 10,000,000, and each such share shall have a par value of $.001.

         SECOND: That thereafter, pursuant to an action by written consent of the stockholders of the corporation in accordance with Section 225(a) of the General Corporation Law of the State of Delaware, the necessary number of shares as required by statute and this corporation's Certificate of Incorporation were voted in favor of and thereby duly adopted said amendment in accordance with
Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, VisiJet, Inc. has caused this Amendment to its Restated Certificate of Incorporation to be executed in its corporate name on this 11th day of January, 2005.


                                              /s/ Randal A. Bailey
                                              --------------------------------
                                              Randal A. Bailey, President


                                              /s/ Laurence M. Schreiber
                                              --------------------------------
                                              Laurence M. Schreiber, Secretary